EXHIBIT 10.14-2
SECOND SUPPLEMENT TO

EMPLOYMENT AGREEMENT

    This Second Supplement to Employment Agreement (“Amendment”) is made effective as of this 5 day of December, 2007 between Simmons Bedding Company (f/k/a Simmons Company), a Delaware corporation (the “Company”), Simmons Company (f/k/a THL Bedding Holding Company), a Delaware corporation (“Holdings”), Simmons Holdco, Inc., a Delaware corporation (“New Holdco”), and Charles R. Eitel (the “Executive”).

    WHEREAS, the Company, Holdings and the Executive entered into that certain Employment Agreement dated as of December 19, 2003, which agreement was amended on December 7, 2005 (as amended, the “Agreement”);

    WHEREAS, in 2007, Holdings undertook a recapitalization in which all the stockholders of Holdings exchanged their stock of Holdings for a like kind and number of shares of stock of New Holdco and New Holdco became the ultimate parent entity of Holdings and the Company (the “Recapitalization”); and

    WHEREAS, as a result of the Recapitalization, the parties to the Agreement wish to replace Holdings as a party to the Agreement with New Holdco and have all references to Holdings in the Agreement refer to New Holdco.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

    1. Definitions. Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Agreement.

    2. Addition of New Holdco. New Holdco is hereby added as a party to the Agreement and all parties agree that Holdings shall be removed as a party to the Agreement. From and after the date hereof, New Holdco shall be defined as “Holdings” in the Agreement and all references in the Agreement to “Holdings” shall refer to New Holdco.

    3. Miscellaneous.

        (a) Except as expressly modified pursuant to this amendment, the Agreement remains unchanged and in full force and effect. This amendment shall be governed by and construed in accordance with the choice of law provisions in the Agreement.

        (b) This amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

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[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Supplement to Employment Agreement as of the date first written above.

SIMMONS COMPANY

By: /s/ Kristen K. McGuffey
Name:  Kristen K. McGuffey
Title:  Executive Vice President and General Counsel

SIMMONS BEDDING COMPANY

By: /s/ Kristen K. McGuffey
Name:  Kristen K. McGuffey
Title:  Executive Vice President and General Counsel

SIMMONS HOLDCO, INC.

By: /s/ Kristen K. McGuffey
Name:  Kristen K. McGuffey
Title:  Executive Vice President and General Counsel

/s/ Charles R. Eitel
Charles R. Eitel, individually